QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
IMCLONE SYSTEMS INCORPORATED:

        We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-49578, 333-22341, 333-87489, 333-117968, 333-37746, 333-07339, 333-21417, 333-39067 and 333-67335) and Form S-8 (File Nos. 333-38620, 333-10275, 033-95894, 333-64825, 333-64827, 333-117995, 333-30172, 333-68534 and 333-101492) of ImClone Systems Incorporated of our reports dated March 15, 2005, with respect to the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of ImClone Systems Incorporated.

                      /s/ KPMG LLP

Princeton, New Jersey
March 15, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM